BMC Stock Holdings, Inc. Announces 2017 Third Quarter Results

Atlanta, GA - November 6, 2017 - BMC Stock Holdings, Inc. (Nasdaq: BMCH) (“BMC” or the “Company”), one of the leading providers of diversified building products and services in the U.S. residential construction market, today announced its financial results for the third quarter ended September 30, 2017. A reconciliation of non-GAAP financial measures to comparable GAAP financial measures is provided in the “Reconciliation of GAAP to Non-GAAP Measures” section of this press release.

Third Quarter 2017 Highlights (Comparisons are to Prior Year Period)

•	Increased net sales by 7.3% to $881.0 million, or 8.9% per sales day, including significant growth in Structural Components and Ready-Frame® sales

•	Delivered net income of $18.4 million compared to net income of $9.2 million in the prior year period, which included a pre-tax loss on debt extinguishment of $12.5 million

•	Increased Adjusted EBITDA (non-GAAP) to $59.3 million, compared to $58.2 million in the prior year period

•	Recorded diluted earnings per share of $0.27, compared to $0.14 in the prior year period

•	Expanded adjusted net income per diluted share (non-GAAP) by $0.02 to $0.34

•	Cash provided by operating activities increased by $12.5 million to $37.0 million

Peter Alexander, President and Chief Executive Officer of BMC, commented, “Our team delivered a year-over-year top-line increase of 8.9% per day, as well as growth in net income, adjusted EBITDA and operating cash flow for the quarter. We are pleased with our team’s ongoing execution and ability to deliver this solid performance despite the short-term impacts of Hurricanes Harvey and Irma on our Houston and Georgia operations. We grew sales in our higher-margin structural components product category by 17.5%, driven, in part, by continued success of Ready-Frame®. This whole-house framing solution remains an important contributor to our business, allowing us to differentiate BMC with our builder customers with a cost-effective and time-saving alternative as they face a very tight labor market.”

Alexander continued, “Looking at our industry broadly, macroeconomic trends in the single-family housing market remain favorable, and we are well-positioned to capitalize on what we expect to be continued, steady growth. We have the team, innovative solutions, balance sheet strength and growth strategy to continue to drive improved profitability and increased value for our shareholders.”

Third Quarter 2017 Summary of Financial Results
During the three months ended September 30, 2017, the Company generated improvements in net sales, net income, Adjusted EBITDA and operating cash flow.

	Three Months Ended September 30,
(in thousands, except per share data)	2017	2016	Variance
Net sales
Reported net sales (GAAP)	$881,012	$821,204	$59,808

Net income and EPS
Net income (GAAP)	$18,443	$9,236	$9,207
Diluted earnings per share (GAAP)	$0.27	$0.14	$0.13
Adjusted net income (non-GAAP)	$23,049	$21,344	$1,705
Adjusted net income per diluted share (non-GAAP)	$0.34	$0.32	$0.02

Adjusted EBITDA (non-GAAP)	$59,297	$58,197	$1,100
Adjusted EBITDA margin (non-GAAP)	6.7%	7.1%	(0.4)%

Net cash provided by operating activities	$36,956	$24,433	$12,523

Third Quarter 2017 Financial Results Compared to Prior Year Period

•
Net sales increased 7.3% to $881.0 million. The Company estimates that net sales increased 4.5% from lumber and sheet goods commodity price inflation, 2.3% from recent acquisitions and 0.5% from increased volumes. The increase in sales volume was negatively impacted by one less selling day during the quarter as compared to the third quarter of 2016, resulting in a 1.6% impact to net sales. In addition, the impact of Hurricanes Harvey and Irma is estimated to have decreased net sales by $12.0 million to $15.0 million during the quarter.

•
Gross profit increased 3.2% to $209.5 million. Gross profit as a percentage of sales (“gross margin”) was 23.8%, as compared to 24.7% for the third quarter of 2016. Gross margin for the third quarter of 2017 reflects an approximately 50 basis point decline in gross margin within the lumber and lumber sheet goods product category, as compared to the prior year, and a higher percentage of total net sales being derived from the lumber and lumber sheet goods product category, which realizes lower than company average gross margins. These decreases were partially offset by approximately $0.2 million of merger-related synergies within cost of sales.

•
Selling, general and administrative (“SG&A”) expenses increased 5.8% to $158.2 million, primarily related to incremental expenses from acquired operations, expense related to pending litigation and an increase in health care costs. These increases were partially offset by approximately $1.5 million of merger-related synergies. SG&A expenses as a percent of net sales improved to 18.0%, compared with 18.2% for the third quarter of 2016.

•
Depreciation expense, including the portion reported within cost of sales, increased to $13.6 million, compared to $11.9 million in the third quarter of 2016. The increase was primarily driven by replacements and additions of delivery fleet, material handling equipment and operating equipment.

•	Merger and integration costs decreased to $2.6 million, compared to $4.7 million in the third quarter of 2016.

•	Amortization expense was $4.0 million, compared to $5.3 million in the third quarter of 2016. This decrease primarily related to certain intangible assets that became fully amortized.

•
Interest expense decreased to $6.4 million, compared to $7.7 million in the third quarter of 2016. This decrease primarily resulted from the successful refinancing of the Company’s long-term notes in September 2016.

•	Other income, net, increased to $1.1 million, compared to $0.7 million in the third quarter of 2016.

•	Net income increased to $18.4 million, compared to $9.2 million in the prior year, which included a pre-tax loss on debt extinguishment of $12.5 million.

•	Adjusted net income (non-GAAP) increased 8% to $23.0 million, or $0.34 per diluted share, compared to Adjusted net income of $21.3 million, or $0.32 per diluted share, in the third quarter of 2016.

•	Adjusted EBITDA (non-GAAP) increased 1.9% to $59.3 million.

•	Adjusted EBITDA margin, defined as Adjusted EBITDA as a percentage of net sales, (non-GAAP) declined 40 basis points to 6.7%.

•	Cash provided by operating activities of $37.0 million increased by $12.5 million.

Liquidity and Capital Resources
Total liquidity as of September 30, 2017 was approximately $268.5 million, which included cash and cash equivalents of $12.1 million and $256.4 million of borrowing availability under the Company’s asset-backed revolver. Capital expenditures during the third quarter of 2017 totaled $16.5 million. These expenditures were primarily used to fund purchases of vehicles and equipment to support increased sales volume and replace aged assets, and facility and technology investments to support our operations.

Conference Call Information
BMC will host a conference call on Monday, November 6, 2017 at 8:30 a.m. Eastern Time and will simultaneously broadcast it live over the Internet. Prior to the call, an earnings release presentation will be posted on the Company’s investor relations website - ir.buildwithbmc.com - in the “Events and Presentations” tab under the heading “Presentation Archive.” The conference call can be accessed by dialing 877-407-0784 (domestic) or 201-689-8560 (international). A telephonic replay will be available approximately three hours after the call and can be accessed by dialing 844-512-2921, or for international callers, 412-317-6671. The passcode for both the live call and the replay is 13672324. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on November 13, 2017. The live webcast of the conference call can be accessed on the Company’s investor relations website at ir.buildwithbmc.com and will be available for approximately 90 days.

Non-GAAP Financial Measures
This press release presents Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. For a reconciliation of Adjusted EBITDA and Adjusted net income to the most comparable GAAP measures and a discussion of the reasons why the Company believes that these non-GAAP financial measures provide information that is useful to investors, see the tables included in this document under "Reconciliation of GAAP to Non-GAAP Measures."

About BMC Stock Holdings, Inc.
With $3.1 billion in 2016 net sales, BMC is one of the nation's leading providers of diversified building products and services to builders, contractors and professional remodelers in the U.S. residential housing market. Headquartered in Atlanta, Georgia, the Company's comprehensive portfolio of products and solutions spans building materials, including millwork and structural component manufacturing capabilities, consultative showrooms and design centers, value-added installation management services and an innovative eBusiness platform. BMC serves 43 metropolitan areas across 18 states, principally in the fast-growing South and West regions.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this document may include, without limitation, statements regarding sales growth, price changes, earnings performance, strategic direction and the demand for our products. Forward-looking statements are typically identified by words or phrases such as "may," "might," "predict," "future," "seek to," "assume," "goal," "objective," "continue," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "guidance," "possible," "predict," "propose," "potential" and "forecast," or the negative of such terms and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, many of which are outside BMC's control. BMC cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement; therefore, investors and shareholders should not place undue reliance on such statement. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication.
A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. These factors include without limitation:

•	the state of the homebuilding industry and repair and remodeling activity, the economy and the credit markets;

•	seasonality and cyclicality of the building products supply and services industry;

•	competitive industry pressures and competitive pricing pressure from our customers and competitors;

•	inflation or deflation of prices of our products;

•	our exposure to product liability, warranty, casualty, construction defect, contract, tort, employment and other claims and legal proceedings;

•	our ability to maintain profitability;

•	the impact of our indebtedness;

•	the various financial covenants in our secured credit agreement and senior secured notes indenture;

•	our concentration of business in the Texas, California and Georgia markets;

•
the potential negative impacts from the significant decline in oil prices on employment, home construction and remodeling activity in Texas (particularly the Houston metropolitan area) and other markets dependent on the energy industry;

•	our ability to retain our key employees and to attract and retain new qualified employees, while controlling our labor costs;

•	product shortages, loss of key suppliers or failure to develop relationships with qualified suppliers, and our dependence on third-party suppliers and manufacturers;

•	the implementation of our supply chain and technology initiatives;

•	the impact a housing market decline may have on our business, including the potential for impairment losses or the closing or idling of under-performing locations;

•	the impact of long-term non-cancelable leases at our facilities;

•	our ability to effectively manage inventory and working capital;

•	the credit risk from our customers;

•	the impact of pricing pressure from our customers;

•	our ability to identify or respond effectively to consumer needs, expectations or trends;

•	our ability to successfully implement our growth strategy;

•	the impact of federal, state, local and other laws and regulations;

•	the impact of changes in legislation and government policy;

•	the impact of unexpected changes in our tax provisions and adoption of new tax legislation;

•	our ability to utilize our net operating loss carryforwards;

•	the potential loss of significant customers or a reduction in the quantity of products they purchase;

•	natural or man-made disruptions to our distribution and manufacturing facilities;

•	our exposure to environmental liabilities and subjection to environmental laws and regulation;

•	the impact of disruptions to our information technology systems;

•	cybersecurity risks;

•	risks related to the continued integration of Building Materials Holding Corporation and Stock Building Supply Holdings, Inc. and successful operation of the post-merger company;

•	our ability to operate on multiple Enterprise Resource Planning information systems and convert multiple systems to a single system; and

•	other factors discussed or referred to in the "Risk Factors" section of BMC's most recent Annual Report on Form 10-K filed with the SEC on March 1, 2017.

Certain of these and other factors are discussed in more detail in “Item 1A. Risk Factors” of BMC’s 2016 Annual Report on Form 10-K, as supplemented by our Quarterly Reports on Form 10-Q. All such factors are difficult to predict and are beyond BMC's control. All forward-looking statements attributable to BMC or persons acting on BMC's behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and BMC undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Relations Contact
BMC Stock Holdings, Inc.
Carey Phelps
(678) 222-1228

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2017	2016	2017	2016
Net sales
Building products	$671,316	$613,763	$1,919,923	$1,768,834
Construction services	209,696	207,441	605,164	577,335
	881,012	821,204	2,525,087	2,346,169
Cost of sales
Building products	499,182	446,028	1,427,253	1,309,925
Construction services	172,285	172,210	498,405	475,006
	671,467	618,238	1,925,658	1,784,931
Gross profit	209,545	202,966	599,429	561,238

Selling, general and administrative expenses	158,193	149,498	464,870	431,176
Depreciation expense	11,053	9,784	32,555	27,866
Amortization expense	4,026	5,349	11,947	15,882
Merger and integration costs	2,574	4,655	13,339	11,088
Impairment of assets	409	—	435	11,883
	176,255	169,286	523,146	497,895
Income from operations	33,290	33,680	76,283	63,343
Other income (expense)
Interest expense	(6,377)	(7,668)	(18,960)	(24,020)
Loss on debt extinguishment	—	(12,529)	—	(12,529)
Other income, net	1,083	735	2,366	3,601
Income before income taxes	27,996	14,218	59,689	30,395
Income tax expense	9,553	4,982	19,906	9,933
Net income	$18,443	$9,236	$39,783	$20,462

Weighted average common shares outstanding
Basic	66,958	66,435	66,860	65,873
Diluted	67,442	67,085	67,341	66,455

Net income per common share
Basic	$0.28	$0.14	$0.60	$0.31
Diluted	$0.27	$0.14	$0.59	$0.31

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except share and per share amounts)	September 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$12,117	$8,917
Accounts receivable, net of allowances	365,989	313,304
Inventories, net	307,685	272,276
Costs in excess of billings on uncompleted contracts	27,415	26,373
Income taxes receivable	—	2,437
Prepaid expenses and other current assets	57,209	43,635
Total current assets	770,415	666,942
Property and equipment, net of accumulated depreciation	303,314	286,741
Deferred income taxes	—	550
Customer relationship intangible assets, net of accumulated amortization	169,637	164,191
Other intangible assets, net of accumulated amortization	1,831	3,024
Goodwill	262,042	254,832
Other long-term assets	15,323	18,734
Total assets	$1,522,562	$1,395,014
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$187,519	$165,540
Accrued expenses and other liabilities	91,620	88,786
Billings in excess of costs on uncompleted contracts	20,021	15,691
Income taxes payable	4,329	—
Interest payable	9,707	5,619
Current portion:
Long-term debt and capital lease obligations	8,137	11,155
Insurance reserves	14,464	16,021
Total current liabilities	335,797	302,812
Insurance reserves	38,006	39,184
Long-term debt	396,246	344,827
Long-term portion of capital lease obligations	16,601	20,581
Deferred income taxes	1,205	—
Other long-term liabilities	7,261	7,009
Total liabilities	795,116	714,413
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 50.0 million shares authorized, no shares issued and outstanding at September 30, 2017 and December 31, 2016	—	—
Common stock, $0.01 par value, 300.0 million shares authorized, 67.1 million and 66.8 million shares issued, and 66.9 million and 66.7 million outstanding at September 30, 2017 and December 31, 2016, respectively	671	668
Additional paid-in capital	656,688	649,280
Retained earnings	72,965	33,182
Treasury stock, at cost, 0.2 million and 0.1 million shares at September 30, 2017 and December 31, 2016, respectively	(2,878)	(2,529)
Total stockholders' equity	727,446	680,601
Total liabilities and stockholders' equity	$1,522,562	$1,395,014

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
(in thousands)	2017	2016
Cash flows from operating activities
Net income	$39,783	$20,462
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	40,049	35,215
Amortization of intangible assets	11,947	15,882
Amortization of debt issuance costs	1,263	2,690
Deferred income taxes	1,755	(4,638)
Non-cash stock compensation expense	4,751	5,544
Loss (gain) on sale of property, equipment and real estate	301	(363)
Impairment of assets	435	11,883
Loss on debt extinguishment	—	12,529
Amortization of inventory step-up charges	—	2,884
Gain on insurance proceeds	—	(1,003)
Other non-cash adjustments	463	121
Change in assets and liabilities, net of effects of acquisitions
Accounts receivable, net of allowances	(46,591)	(43,739)
Inventories, net	(30,837)	(35,718)
Accounts payable	22,633	49,462
Other assets and liabilities	2,228	(7,390)
Net cash provided by operating activities	48,180	63,821
Cash flows from investing activities
Purchases of property, equipment and real estate	(51,292)	(26,126)
Purchases of businesses, net of cash acquired	(38,737)	—
Proceeds from sale of property, equipment and real estate	3,545	1,066
Insurance proceeds	—	1,151
Net cash used in investing activities	(86,484)	(23,909)
Cash flows from financing activities
Proceeds from revolving line of credit	769,458	1,227,050
Repayments of proceeds from revolving line of credit	(717,626)	(1,352,408)
Principal payments on other notes	(2,603)	(2,900)
Payments on capital lease obligations	(7,753)	(6,300)
Payments of debt issuance costs	(38)	(5,824)
Proceeds from issuance of senior secured notes	—	350,000
Redemption of senior secured notes	—	(250,000)
Proceeds from issuance of common stock, net of offering costs	—	13,776
Payments of debt extinguishment costs	—	(8,438)
Other financing activities, net	66	793
Net cash provided by (used in) financing activities	41,504	(34,251)
Net increase in cash and cash equivalents	3,200	5,661
Cash and cash equivalents
Beginning of period	8,917	1,089
End of period	$12,117	$6,750

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Net Sales by Product Category
(unaudited)

	Three Months Ended September 30, 2017		Three Months Ended September 30, 2016 (a)
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Structural components	$145,185	16.5%	$123,539	15.0%	17.5%
Lumber & lumber sheet goods	294,699	33.5%	248,751	30.3%	18.5%
Millwork, doors & windows	225,804	25.6%	232,292	28.3%	(2.8)%
Other building products & services	215,324	24.4%	216,622	26.4%	(0.6)%
Total net sales	$881,012	100.0%	$821,204	100.0%	7.3%

	Nine Months Ended September 30, 2017		Nine Months Ended September 30, 2016 (a)
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Structural components	$393,382	15.6%	$353,616	15.1%	11.2%
Lumber & lumber sheet goods	829,634	32.9%	707,113	30.1%	17.3%
Millwork, doors & windows	677,554	26.8%	678,702	28.9%	(0.2)%
Other building products & services	624,517	24.7%	606,738	25.9%	2.9%
Total net sales	$2,525,087	100.0%	$2,346,169	100.0%	7.6%
(a) Certain prior year amounts have been reclassified to conform to the current year presentation.

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share are intended as supplemental measures of the Company’s performance that are not required by, or presented in accordance with, GAAP. The Company believes that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and operating results.

•
Adjusted EBITDA is defined as net income plus interest expense, income tax expense, depreciation and amortization, merger and integration costs, non-cash stock compensation expense, impairment of assets, acquisition costs, loss on debt extinguishment, inventory step-up charges and other items.

•	Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net sales.

•
Adjusted net income is defined as net income plus merger and integration costs, non-cash stock compensation expense, impairment of assets, acquisition costs, loss on debt extinguishment, inventory step-up charges, other items and after tax effecting those items.

•	Adjusted net income per diluted share is defined as Adjusted net income divided by diluted weighted average shares
Company management uses Adjusted EBITDA and Adjusted net income for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. Adjusted EBITDA is used in monthly financial reports prepared for management and the board of directors. The Company believes that the use of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share provides additional tools for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other distribution and retail companies, which may present similar non-GAAP financial measures to investors. However, the Company’s calculation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share are not necessarily comparable to similarly titled measures reported by other companies. Company management does not consider Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share in isolation or as alternatives to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. Some of these limitations are: (i) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not reflect changes in, or cash requirements for, working capital needs; (ii) Adjusted EBITDA and Adjusted EBITDA margin do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt; (iii) Adjusted EBITDA and Adjusted EBITDA margin do not reflect income tax expenses or the cash requirements to pay taxes; (iv) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; (v) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not reflect any cash requirements for such replacements and (vi) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not consider the potentially dilutive impact of issuing non-cash stock-based compensation. In order to compensate for these limitations, management presents Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share in conjunction with GAAP results. Readers should review the reconciliations of net income to Adjusted EBITDA and Adjusted net income below, and should not rely on any single financial measure to evaluate the Company’s business.

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (continued)
(unaudited)

The following is a reconciliation of net income to Adjusted EBITDA and Adjusted net income.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$18,443	$9,236	$39,783	$20,462
Interest expense	6,377	7,668	18,960	24,020
Income tax expense	9,553	4,982	19,906	9,933
Depreciation and amortization	17,625	17,276	51,996	51,097
Merger and integration costs	2,574	4,655	13,339	11,088
Non-cash stock compensation expense	1,366	1,851	4,751	5,544
Impairment of assets (a)	409	—	435	11,883
Acquisition costs (b)	—	—	317	—
Loss on debt extinguishment	—	12,529	—	12,529
Inventory step-up charges (c)	—	—	—	2,884
Other items (d)	2,950	—	2,950	—
Adjusted EBITDA	$59,297	$58,197	$152,437	$149,440
Adjusted EBITDA margin	6.7%	7.1%	6.0%	6.4%

Net income	$18,443	$9,236	$39,783	$20,462
Merger and integration costs	2,574	4,655	13,339	11,088
Non-cash stock compensation expense	1,366	1,851	4,751	5,544
Impairment of assets (a)	409	—	435	11,883
Acquisition costs (b)	—	—	317	—
Loss on debt extinguishment	—	12,529	—	12,529
Inventory step-up charges (c)	—	—	—	2,884
Other items (d)	2,950	—	2,950	—
Tax effect of adjustments to net income (e)	(2,693)	(6,927)	(7,920)	(16,081)
Adjusted net income	$23,049	$21,344	$53,655	$48,309

Diluted weighted average shares	67,442	67,085	67,341	66,455
Adjusted net income per diluted weighted average share	$0.34	$0.32	$0.80	$0.73

(a)
During the first quarter of 2016, the Company decided to integrate all operations under the Legacy SBS ERP system, and to discontinue use of the Legacy BMHC ERP system. In connection with this decision, the Company impaired capitalized software costs of $11.9 million.

(b)	Represents costs incurred during the nine months ended September 30, 2017 related to the acquisitions of Code Plus Components, LLC and Texas Plywood and Lumber Company, Inc.
(c)	Represents expense incurred during the nine months ended September 30, 2016 in relation to the sell-through of SBS inventory which was stepped up in value in connection with the merger.
(d)	Represents expense incurred during the three and nine months ended September 30, 2017 related to pending litigation.
(e)
The tax effect of adjustments to net income was based on the respective transactions’ income tax rate, which was 36.9%, 37.6%, 37.1% and 37.9% for the three months ended September 30, 2017 and 2016 and the nine months ended September 30, 2017 and 2016, respectively. The tax effect of adjustments to net income exclude non-deductible Merger-related costs of $0, $0.6 million, $0.5 million and $1.5 million for the three months ended September 30, 2017 and 2016 and the nine months ended September 30, 2017 and 2016, respectively.